NY01/ 7269182.9 THIRD AMENDED AND RESTATED SUPPLEMENTAL TRUST AGREEMENT This Third Amended and Restated Supplemental Trust Agreement, dated as of January 15, 2020, (this “Supplemental Trust Agreement”), is entered into by and among BUILD AMERICA MUTUAL ASSURANCE COMPANY, a corporation organized and existing under the laws of New York (the “Beneficiary”), HG RE LTD., an exempted Bermuda limited company (the “Grantor”), and THE BANK OF NEW YORK MELLON, a banking corporation organized and existing under the laws of the State of New York (the “Trustee”), (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”). RECITALS: WHEREAS, HGR Patton (Luxembourg) S.a r.l, United States of America Branch, Beneficiary and Trustee entered into a certain Supplemental Trust Agreement dated as of July 20, 2012 (the “Original Agreement”) ; and WHEREAS, the interest of HGR Patton (Luxembourg) S.a r.l., United States of America Branch, as Grantor under the Original Agreement, was assigned to the Grantor; and WHEREAS, the Grantor Beneficiary and Trustee entered into an Amended and Restated Supplemental Trust Agreement dated as of August 14, 2017 amending the Original Agreement in certain respects and restating the Original Agreement in its entirety (the “First Amended Supplemental Trust Agreement”); and WHEREAS, the Grantor Beneficiary and Trustee entered into a Second Amended and Restated Supplemental Trust Agreement dated as of December 4, 2018, amending the First Amended Supplemental Trust Agreement in certain respects and restating the First Amended Supplemental Trust Agreement in its entirety to, among other things, acknowledge the contribution and delivery of Surplus Notes (as defined herein) from the Supplemental Trust Account (as defined herein) to HGR Fund B, a sub-fund of HGR Portfolio Solutions ICAV (“HGR Fund B”) in exchange for the receipt by the Supplemental Trust Account of shares of HGR Fund B (the “Second Amended Supplemental Trust Agreement”); and WHEREAS, the Grantor and the Beneficiary have entered into that certain First Loss Reinsurance Treaty Agreement, dated as of July 20, 2012 (as it may be amended or restated in accordance with its terms, the "Reinsurance Agreement") and that certain Individual Credit Excess of Loss Facultative Reinsurance Treaty Agreement, dated as of January 15, 2020 (as it may be amended or restated in accordance with its terms, the “Excess of Loss Agreement”) (together, the “Reinsurance Agreements”); and WHEREAS, pursuant to the Original Agreement and subsequent amendments the Grantor has created and maintains a trust account with the Trustee (the “Supplemental Trust Account”) for the purposes set forth in the Reinsurance Agreements and herein; and WHEREAS, the Grantor, the Beneficiary and the Trustee have entered into that certain Regulation 114 Trust Agreement, dated July 20, 2012 (as it may be amended or restated in accordance with its terms, the "Regulation 114 Trust Agreement"), pursuant to which HG Re has Exhibit 10.2

Page 2 of 16 NY01/ 7269182.9 established the Regulation 114 Trust Account (as defined therein); and WHEREAS, the Trustee has agreed to continue to act as trustee hereunder, and to hold Assets in the Supplemental Trust Account in accordance with the terms and conditions of this Supplemental Trust Agreement; WHEREAS, the Parties desire to amend and restate the Second Amended Supplemental Trust Agreement as herein set forth to, among other things, acknowledge security for payment of amounts owed by the Grantor to the Beneficiary under the Excess of Loss Agreement and to otherwise restate the Second Amended Supplemental Trust Agreement in its entirety; NOW, THEREFORE, for and in consideration of the premises and the promises and the mutual agreements hereinafter set forth, the Parties, intending to be legally bound, covenant and agree as follows: SECTION 1. Deposit of Assets into the Supplemental Trust Account. (a) The Grantor hereby establishes the Supplemental Trust Account with the Trustee for the sole use and benefit of the Beneficiary, under the terms set forth herein, in order to secure payment of amounts owed by the Grantor to the Beneficiary under the Reinsurance Agreements. The Trustee shall administer the Supplemental Trust Account in its name as Trustee for the sole use and benefit of the Beneficiary. The Supplemental Trust Account shall be subject to withdrawal by the Beneficiary and the Grantor, respectively, solely as provided herein. The Trustee hereby accepts the Supplemental Trust Account upon the terms set forth in this Supplemental Trust Agreement. (b) The Trustee will accept and credit to the Supplemental Trust Account all assets which from time to time are delivered to it for deposit in the Supplemental Trust Account by or on behalf of the Grantor or the Beneficiary (all such assets actually received in the Supplemental Trust Account are herein referred to individually as an “Asset” and collectively as the “Assets”). The Trustee is authorized and shall have the power to receive such Assets and to hold, invest, reinvest and dispose of the same for the uses and purposes of and according to the provisions herein set forth. All Assets shall be maintained by the Trustee in the Supplemental Trust Account separate and distinct from all other assets under the control of or on the books of the Trustee and shall be received and continuously kept in a safe place at the Trustee’s office within the United States of America. (c) The Grantor shall ensure that (i) any Assets transferred to the Trustee for deposit in the Supplemental Trust Account will be in such form that the Beneficiary, or the Trustee upon direction by the Beneficiary, may whenever necessary negotiate any such Assets, without consent or signature from the Grantor or any other person or entity in accordance with the terms of this Supplemental Trust Agreement, (ii) from and after the date hereof, all Assets transferred to the Trustee for deposit in the Supplemental Trust Account will consist only of Eligible Assets, Surplus Notes and the shares of HGR Fund B, and (iii) each such Asset shall be at the time of transfer free and clear of all claims, liens, interests and encumbrances whatsoever (other than those arising under this Supplemental Trust Agreement).

Page 3 of 16 NY01/ 7269182.9 (d) Prior to depositing the Assets in the Supplemental Trust Account, and from time to time thereafter as required, the Grantor shall execute or cause the execution of assignments, endorsement in blank, or transfer legal title to the Trustee of all shares, obligations or other Assets requiring assignments, so that the Beneficiary, or the Trustee upon direction by the Beneficiary, may whenever necessary negotiate any such Assets, without the consent or signature from the Grantor or any other person or entity. Any Assets received by the Trustee which are not in such proper negotiable form shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable. The Trustee may hold Assets of the Supplemental Trust Account in bearer form or in its own name or that of a nominee. (e) The Trustee shall have no responsibility to determine whether the Assets in the Supplemental Trust Account are sufficient to secure the Grantor's obligations to the Beneficiary. Furthermore, the Trustee shall have no responsibility whatsoever to determine whether Assets transferred to the Supplemental Trust Account constitute Eligible Assets. SECTION 2. Withdrawal or Transfer of Assets from the Supplemental Trust Account. (a) Without notice to the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Supplemental Trust Account, subject only to written notice from the Beneficiary to the Trustee (the “Withdrawal Notice”), such Assets as are specified in such Withdrawal Notice. The Withdrawal Notice shall also specify instruction to the Trustee as to how such specified Assets shall be delivered. The Beneficiary may from time to time designate a third party (the “Beneficiary Designee”) in a Withdrawal Notice to whom all or part of the Assets specified therein shall be delivered. The Beneficiary shall not be required to present any other statement or document in addition to a Withdrawal Notice in order to withdraw any Assets, except that the Beneficiary shall acknowledge receipt of any such Assets withdrawn upon request by the Trustee; nor is said right of withdrawal or any other provision of this Supplemental Trust Agreement subject to any conditions or qualifications not contained in this Supplemental Trust Agreement. (b) Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets specified in such Withdrawal Notice and shall deliver physical custody (or such other form as is necessary to complete the transfer) of such Assets to or for the account of the Beneficiary or the Beneficiary Designee, as applicable, as specified in such Withdrawal Notice. The Trustee shall notify the Grantor and the Beneficiary within five (5) Business Days following each withdrawal from the Supplemental Trust Account. The Trustee may rely on any Withdrawal Notice delivered by the Beneficiary without making any investigation of the Beneficiary's authority to deliver it. (c) Without limitation of the foregoing provisions of this Section 2, the Grantor shall be permitted to withdraw Assets from the Supplemental Trust Account from time to time, subject only to written notice from the Grantor to the Trustee, provided that such written notice shall have been countersigned by the Beneficiary (the “Grantor Withdrawal Notice”), such Assets as are specified in such Grantor Withdrawal Notice. The Grantor Withdrawal Notice shall also specify instruction to the Trustee as to how such specified Assets shall be delivered. The Grantor may from time to time designate a third party (the “Grantor Designee”) in a Grantor

Page 4 of 16 NY01/ 7269182.9 Withdrawal Notice to whom all or part of the Assets specified therein shall be delivered. The Grantor shall not be required to present any other statement or document in addition to a Grantor Withdrawal Notice in order to withdraw any Assets, except that the Grantor shall acknowledge receipt of any such Assets withdrawn upon request by the Trustee. (d) Subject to Sections 2 and 3 of this Supplemental Trust Agreement and subsections (e) and (f) below, the Trustee shall allow no substitution or withdrawal of any Asset from the Supplemental Trust Account in the absence of a Withdrawal Notice or a Grantor Withdrawal Notice. (e) Upon written notice to the Trustee from the Beneficiary, the Trustee shall transfer amounts held in the Supplemental Trust Account to the Regulation 114 Trust Account (the “Transfer Notice”). (f) Upon written notice to the Trustee from the Beneficiary, the Trustee shall request a redemption by the issuer of some or all of the HGR Fund B shares in exchange for receipt by the Trust from HGR Fund B of all assets then distributable in kind or in cash by HGR Fund B on account of the redemption by the Trustee of said shares and the Trustee shall hold the same in the Supplemental Trust Account as Assets subject to the provisions of this Supplemental Trust Agreement. In the event HGR Fund B does not honor the redemption when requested by the Trustee, upon written notice from the Beneficiary, the Trustee shall take all required actions to liquidate HGR Fund B in order to effect the distribution of assets by HGR Fund B to the Supplemental Trust as shareholder of HGR Fund B. SECTION 3. Redemption, Investment and Substitution of Assets. (a) The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption, deposit the principal amount of the proceeds of any such payment to the Supplemental Trust Account and give written notice to the Beneficiary and the Grantor of such action. (b) The Grantor may appoint an investment manager (in such capacity, the “Asset Manager”), to make investment decisions with regard to the Assets held by the Trustee in the Supplemental Trust Account. The Grantor shall promptly notify the Trustee in writing of the termination of the appointment of the Asset Manager. From time to time, the Grantor, or the Asset Manager, acting on behalf of Grantor, may instruct the Trustee to invest Assets in the Supplemental Trust Account (other than the Surplus Notes held therein) in Eligible Assets. The Trustee agrees to follow any investment instructions from the Asset Manager and to execute and settle all such trades in the ordinary course. The Grantor shall be responsible to ascertain whether investments are “Eligible Assets”. (c) From time to time, the Grantor may provide written instructions to the Trustee to direct the Trustee to substitute other Eligible Assets for Assets presently held in the Supplemental Trust Account; provided, however, that (i) such written instructions (A) certify that the fair market values of the assets being substituted equals or exceeds the fair market value of the assets being withdrawn and (B) reference current information from an independent third- party pricing source that customarily values such assets, and (ii) the Beneficiary is promptly

Page 5 of 16 NY01/ 7269182.9 notified of said substitution and given a copy of said written instructions. In the case of a substitution of Eligible Assets for Surplus Notes or shares of HGR Fund B, the fair market value of the assets to be so transferred into the Supplemental Trust Account must be at least equal to the par value of the Surplus Notes or net asset value of the shares of HGR Fund B determined by reference to the par value of the Surplus Notes, to be removed, plus any accrued but unpaid interest thereon through the date of such removal, minus any such accrued but unpaid interest that was previously assigned pursuant to Section 14(g)(iii) of the Reinsurance Agreement. The Trustee shall also follow any instructions regarding substitution of assets that are signed by both the Grantor and the Beneficiary. (d) When the Trustee is directed to deliver or receive Assets against payment, delivery will be made in accordance with generally accepted market practice. SECTION 4. Trust Income. All payments of interest, dividends and other income in respect to the Assets in the Supplemental Trust Account shall be promptly deposited into the Supplemental Trust Account. SECTION 5. Right to Vote Assets. (a) The Trustee shall forward all annual and interim stockholder and other financial reports and all proxies and proxy materials relating to the Assets in the Supplemental Trust Account to the Grantor within a reasonable period of time following the Trustee’s receipt thereof. The Grantor shall have the full and unqualified right to vote any shares of stock or other securities in the Supplemental Trust Account. (b) Notwithstanding paragraph 5(a), the Grantor shall direct the Trustee to act with respect to the any exercise or non-exercise of voting rights of HGR Fund B shares. In order for the Trustee to act with respect to the exercise or non-exercise of voting rights of the HGR Fund B shares, it must receive written instructions of the Grantor using the Trustee’s generated form or clearly marked as instructions, addressed as the Trustee may from time to time request, by such time as the Trustee shall advise the Grantor or its designee. If the Trustee does not receive such written instructions by such deadline, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such HGR Fund B shares. (c) In the case of the exercise or non-exercise of voting rights of the HGR Fund B shares on the matters set forth in paragraph (d) of this section, Grantor must obtain the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, and provide such written consent to the Trustee in the form required by the Trustee. (d) Matters requiring written consent of Beneficiary are any proposed changes to the HGR Fund B’s: i. Investment objectives, policies or restrictions; ii. Borrowing or leverage; iii. Dividend policy;

Page 6 of 16 NY01/ 7269182.9 v. Liabilities; and vi. Ability to sell and list its shares publicly. SECTION 6. Additional Rights and Duties of the Trustee. (a) The Trustee shall be a bank which is a member of the Federal Reserve System of the United States of America or a New York State chartered bank or trust company and shall not be a parent, subsidiary or affiliate of the Grantor or the Beneficiary. (b) The Trustee shall be liable for its own negligence, willful misconduct or lack of good faith arising out of or in connection with the performance of its obligations in accordance with this Supplemental Trust Agreement. (c) The Trustee shall notify the Grantor and the Beneficiary in writing promptly, but in no event more than ten (10) calendar days, following each deposit into, or withdrawal from, the Supplemental Trust Account and shall notify the Grantor promptly of the receipt by the Trustee of any Withdrawal Notice or Transfer Notice. (d) The Trustee shall be under no obligation to determine whether or not any instructions given by the Grantor or the Beneficiary are contrary to any provision of law. It is understood and agreed that the Trustee’s duties are solely those set forth herein and that the Trustee shall have no duty to take any other action unless specifically agreed to by the Trustee in writing. Without limiting the generality of the foregoing, the Trustee shall not have any duty to advise, manage, supervise or make recommendations with respect to the purchase, retention or sale of any Assets in the Supplemental Trust Account as to which a default in the payment of principal or interest has occurred or to be responsible for the consequences of insolvency or the legal inability of any broker, dealer, bank or other agent employed by the Grantor or Trustee with respect to the Assets except to the extent that the Trustee was negligent, engaged in willful misconduct or acted with a lack of good faith in the selection of any such person or entity. (e) The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee. (f) The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Supplemental Trust Account upon the inception of the Supplemental Trust Account and at regular intervals no less frequently than at the end of each quarter thereafter. (g) The Trustee shall keep full and complete records of the administration of the Supplemental Trust Account in accordance with all applicable law. Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees, independent auditors and regulatory authorities to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Supplemental Trust Account or the Assets. Any out-of-pocket expenses incurred by the Trustee in relation to any such audit shall be reimbursed by the Grantor and/or the Beneficiary, as the case may be.

Page 7 of 16 NY01/ 7269182.9 (h) Unless otherwise provided in this Supplemental Trust Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers of the Grantor or the Beneficiary and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. In the absence of negligence, the Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions. The Trustee shall not incur any liability in executing instructions (i) from any attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary. (i) The duties and obligations of the Trustee shall only be such as are specifically set forth in this Supplemental Trust Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Supplemental Trust Agreement against the Trustee. (j) No provision of this Supplemental Trust Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Supplemental Trust Agreement or any provision of law. (k) The Trustee may confer with counsel of its own choice in relation to matters arising under this Supplemental Trust Agreement. The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel, other than with respect to the withdrawal of Assets by the Beneficiary. (l) Except in the case of the Surplus Notes (which shall be maintained by the Trustee in certificated form), the Trustee may maintain the Assets in book-entry form with, and utilize the services of, any Federal Reserve Bank, The Depository Trust Company or similar such depositories ("Central Depositories") as appropriate. Assets may be held in the name of a nominee maintained by the Trustee or any Central Depository. (m) The Trustee shall be liable for (i) the safekeeping of the Assets and administering the Supplemental Trust Account in accordance with the provisions of this Supplemental Trust Agreement and (ii) its own negligence, willful misconduct or lack of good faith in performing its duties under this Supplemental Trust Agreement. The Trustee shall exercise the standard of care with respect to the Assets that a professional trustee, engaged in the banking or trust company industry, having professional expertise in financial and securities processing transactions and custody would observe in such affairs. The Trustee shall be liable for physical loss of or damage to Assets under its care, custody, possession or control or the care, custody, possession or control of its subcustodians, other agents or nominee(s) selected by it, including but not limited to loss due to fire, burglary, robbery, theft or mysterious disappearance. Notwithstanding the foregoing, the Trustee shall not be responsible for loss of or damage to Assets held in Central Depositories, including but not limited to loss due to fire, burglary, robbery, theft or mysterious disappearance.

Page 8 of 16 NY01/ 7269182.9 (n) Whenever in the administration of the Supplemental Trust Account created by this Supplemental Trust Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of Grantor and/or Beneficiary, as appropriate, and delivered to the Trustee and said statement or certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it on the faith thereof. (o) The Trustee shall execute and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker, unless in the case of agent(s), such agent(s) is selected by the Trustee, or in the case of brokers, such broker is negligently selected by the Trustee. (p) The Trustee is not required to make advances of cash, securities or any other property on behalf of the Supplemental Trust Account, or permit overdrafts in the Supplemental Trust Account in connection with the acquisition or disposition of Assets in the Supplemental Trust Account; provided, however, that if the Trustee is required by industry practice to make such advance or permit such an overdraft, such advance or overdraft shall be deemed a loan by the Trustee to the Grantor, which loan shall be payable on demand and shall bear interest at the Trustee’s customary rate for similar loans. The Grantor shall be solely responsible for repayment of such loan and any interest thereon. SECTION 7. The Trustee’s Compensation; Expenses. (a) The Grantor shall pay the Trustee, as compensation for its services under this Supplemental Trust Agreement, a fee computed at rates determined by the Trustee from time to time and agreed to in writing to the Grantor. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Supplemental Trust Agreement (including reasonable attorneys’ fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, lack of good faith or failure to administer the Supplemental Trust Account in accordance with the terms of this Supplemental Trust Agreement. The Grantor also hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including reasonable attorney’s fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Supplemental Trust Agreement (which shall be the sole obligation of the Trustee), including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Supplemental Trust Agreement. (b) No Assets shall be withdrawn from the Supplemental Trust Account or used in any manner for paying compensation to, or reimbursement of expenses or indemnification of, the Trustee.

Page 9 of 16 NY01/ 7269182.9 SECTION 8. Resignation or Removal of the Trustee. (a) The Trustee may resign at any time upon delivery of a written notice thereof to the Beneficiary and the Grantor effective not less than ninety (90) calendar days after receipt by the Beneficiary and the Grantor of such notice. The Trustee may be removed by the Grantor’s delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) calendar days after receipt by the Trustee and the Beneficiary of such notice. No such resignation or removal shall become effective until a successor trustee has been appointed and approved by the Beneficiary and the Grantor and all Assets in the Supplemental Trust Account have been duly transferred to the successor trustee in accordance with paragraph (b) of this Section 8. (b) Upon receipt by the proper Parties of the Trustee’s notice of resignation or the Grantor’s notice of removal, as applicable, the Grantor and the Beneficiary shall appoint a successor trustee. Any successor trustee shall be a bank or trust company specified in Section 6(a) of this Supplemental Trust Agreement. Upon the acceptance of the appointment as trustee hereunder by a successor trustee and the transfer to such successor trustee of all Assets in the Supplemental Trust Account, the resignation or removal of the trustee shall become effective. Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed trustee, and the resigning or removed trustee shall be discharged from any future duties and obligations under this Supplemental Trust Agreement, but the resigning or removed trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee. SECTION 9. Termination of the Supplemental Trust Account. The Supplemental Trust Account and this Supplemental Trust Agreement shall be effective until terminated by the provision of sixty (60) calendar days’ advance written notice sent to the Trustee jointly by the Grantor and the Beneficiary. Upon the termination of the Supplemental Trust Account, the Trustee shall, with the Beneficiary’s prior written consent, such consent not to be unreasonably withheld or delayed, transfer to the Grantor all of the Assets of the Supplemental Trust Account not previously withdrawn by the Beneficiary. SECTION 10. Definitions. Except as the context shall otherwise require, the following terms shall have the following meanings for purposes of this Supplemental Trust Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Supplemental Trust Agreement): “Beneficiary” shall include any successor of the Beneficiary by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator. “Business Day” means any day other than a day on which banks in the State of New York or the Islands of Bermuda are permitted or required to be closed. “Eligible Assets” means cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the type

Page 10 of 16 NY01/ 7269182.9 specified in Paragraphs (1), (2), (3), (8) and (10) of Subsection (a) of Section 1404 of the New York Insurance Law; provided, however, that such investments are issued by an institution that is not the parent, a subsidiary or an affiliate of either the Grantor or the Beneficiary and, provided further, that the investments comply with the investment guidelines attached hereto as Exhibit A, as the same may be amended from time to time upon written notice by the Beneficiary and the Grantor to the Trustee. “Person” means an individual, corporation, limited liability company, association, joint- stock company, business trust or other similar organization, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof. "Surplus Notes" means the Beneficiary's $503 million Surplus Notes due April 1, 2042, presently outstanding in the amount of $499 million. SECTION 11. Governing Law. This Supplemental Trust Agreement shall be subject to and governed by the laws of the State of New York, without regard to its conflict of laws provision and the Supplemental Trust Account created hereunder shall be administered in accordance with the laws of said state. SECTION 12. Successors and Assigns. (a) This Supplemental Trust Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives. Neither this Supplemental Trust Agreement, nor any right or obligation hereunder, may be assigned by any Party without the prior written consent of the other Parties hereto. Any assignment in violation of this Section 12 shall be void and shall have no force and effect. (b) Notwithstanding anything herein to the contrary, in the event the Trustee becomes subject to a proceeding under a U.S. special resolution regime, the transfer of this Supplemental Trust Agreement (and any interest and obligation in or under, and any property securing, this Supplemental Trust Agreement) from the Trustee will be effective to the same extent as the transfer would be effective under the U.S. special resolution regime if this Supplemental Trust Agreement (and any interest and obligation in or under, and any property securing, this Supplemental Trust Agreement) were governed by the laws of the United States or a state of the United States; and, in the event the Trustee or any affiliate becomes subject to a proceeding under a U.S. special resolution regime, default rights with respect to this Supplemental Trust Agreement that may be exercised against the Trustee are permitted to be exercised to no greater extent than the default rights could be exercised under the U.S. special resolution regime if this Supplemental Trust Agreement were governed by the laws of the United States or a state of the United States. SECTION 13. Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Supplemental Trust Agreement legal, valid and

Page 13 of 16 NY01/ 7269182.9 SECTION 19. No Third Party Beneficiaries. Except as otherwise expressly set forth in any provision of this Supplemental Trust Agreement, nothing in this Supplemental Trust Agreement is intended or shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Supplemental Trust Agreement or any provision contained herein. SECTION 20. PATRIOT ACT; SANCTIONS. (a) The Grantor and the Beneficiary hereby acknowledge that the Trustee is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantor and the Beneficiary. Accordingly, prior to opening an account hereunder, the Trustee will ask the Grantor and the Beneficiary to provide certain information including, but not limited to, the Grantor’s and the Beneficiary’s name, physical address, tax identification number and other information that will help the Trustee to identify and verify the Grantor’s and the Beneficiary’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Grantor and the Beneficiary agree that the Trustee cannot open an account hereunder unless and until the Trustee verifies the Grantor’s and the Beneficiary’s identity in accordance with the Trustee’s CIP. (b) “Sanctions” shall mean all economic sanctions, laws, rules, regulations, executive orders and requirements administered by any governmental authority of the U.S. (including the U.S. Office of Foreign Assets Control) and the European Union (including any national jurisdiction or member state thereof), in addition to any other applicable authority with jurisdiction over the Grantor. Throughout the term of this Supplemental Trust Agreement, the Grantor (i) shall maintain, and comply with, those programs, policies, procedures and measures designed to ensure compliance with, and prevent violations of, Sanctions (an “Economic Sanctions Compliance Program”) which includes measures to accomplish effective and timely scanning of all relevant data with respect to its clients and with respect to incoming or outgoing assets or transactions; (ii) shall ensure that neither the Grantor nor any of its affiliates, directors, officers, employees or clients (to the extent such clients are covered by this Supplemental Trust Agreement) is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) the target of Sanctions, or (B) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions; and (iii) shall not, directly or indirectly, use the Account in any manner that would result in a violation of Sanctions. The Grantor will promptly provide to the Trustee such information as the Trustee reasonably requests in connection with the matters referenced in this Section 20, including information regarding the Account, the assets held or to be held in the Account, the source thereof, and the identity of any individual or entity having or claiming an interest therein. The Trustee may decline to act or provide services in respect of any Account, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Section 20. If the Trustee declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, the Trustee will inform the Grantor as soon as reasonably practicable.

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EXHIBIT A Investment Guidelines

HG Re Ltd. Investment Portfolio Guidelines for the Regulation 114 Trust and Supplemental Trust Scope The investment guidelines contained herein (“Guidelines”) apply to the following: i. All the Investable Assets of the Regulation 114 Trust; and ii. All the Investable Assets of the Supplemental Trust. These Guidelines establish an investment objective and policy, investment guidelines and limits and a governance framework. The Guidelines are established and reviewed annually by the HG Re Ltd. Board of Directors or its designated committee. Investment Objectives The primary Investment Objectives for the Portfolios subject to these Guidelines are: i. To preserve claims paying resources; ii. To provide for sufficient liquidity to pay claims; iii. To generally avoid realized capital losses; iv. To ensure compliance with the limitations set forth in Section 1404 of the New York Insurance Law, the Regulation 114 Trust Agreement, the Supplemental Trust Agreement and these Guidelines; and v. Subject to the foregoing, to maximize risk adjusted returns. Investment Manager HG Re Ltd. will outsource the management of the Portfolios to one or more Portfolio Managers. The Portfolio Manager/s shall be selected and monitored by HG Re Ltd. and may be changed from time to time with the approval of the HG Re Ltd. Board of Directors or its designated committee. The Portfolio Manager/s shall adhere to the Guidelines set forth herein. Eligible Investments Subject to the restrictions set forth in the Credit Quality and Compliance with New York Insurance sections below, the following are eligible investments: i. Cash and certificates of deposit issued by a U.S. bank;

2 ii. Obligations issued or guaranteed by the U.S. Government or an agency thereof; iii. Obligations issued by a Government Sponsored Enterprise; iv. Obligations issued or guaranteed by U.S. states, U.S. municipalities and any agency or instrumentality thereof, limited to the following insurable sectors: a. General Obligation (States, Counties, Cities, School Districts, Special Districts, and Community College Districts) b. Special Tax Secured (Income, Ad Valorem, Sales, Excise, Public Service Tax, Income, Motor Vehicle Tax) c. Public Colleges and Universities d. Water, Sewer & Solid Waste Utility Revenue (without landfill or mass burn facilities) e. General Fund, Non Ad Valorem or Appropriation f. Electric and Gas Utility Revenue (retail and wholesale) g. Transportation Facilities with 3 or more years of operating history (Airports, Ports, Toll Roads and Bridges, Parking, Mass Transit) h. Municipal Pools (secured by loans from the categories listed above); v. Obligations issued by U.S. companies that are registered under the Securities Exchange Act of 1934 provided that such obligations are not issued by an institution that is the parent, a subsidiary or an affiliate of either the Grantor or the Beneficiary; and vi. Securities of any investment company registered under the Investment Company Act of 1940, if such company invests at least 90% of its assets in the eligible investments set forth above. All of the Investable Assets shall be denominated in U.S. dollars.

3 Credit Quality i. At all times, Investable Assets with a term at purchase of 12 months or more shall have a Rating of A/A3 or higher; ii. At all times, Investable Assets with a term at purchase of less than 12 months must have a short term Rating of A1/P1 (MIG1-VMIG1 for tax exempts); iii. At all times, the Regulation 114 Trust shall have an average Rating of at least AA-/Aa3 on a stand-alone basis without the benefit of insurance; and iv. At all times, the Supplemental Trust shall have an average Rating of at least AA-/Aa3 on a stand-alone basis without the benefit of insurance. Concentration Limits Investable Assets shall be diversified in order to minimize the risk of large losses. The following diversification guidelines shall apply to the Regulation 114 Trust and the Supplemental Trust each on a stand-alone basis and shall be maintained at all times. These limitations do not apply to securities issued by the U.S. Government or an agency thereof or securities issued or guaranteed by a Government Sponsored Enterprise. i. The total investment in any one issuer’s securities having a Rating of AAA/Aaa shall not exceed 5% of the respective Portfolio; ii. The total investment in any one issuer’s securities having a Rating of AA/Aa shall not exceed 3% of the respective Portfolio; iii. The total investment in any one issuer’s securities having a Rating of A/A shall not exceed 2% of the respective Portfolio; iv. The total investment in obligations issued by entities in a single state shall be limited to: a. 15% of the tax-exempt portion of the respective Portfolio for California, New York and Texas; and b. 10% of the tax-exempt portion of the respective Portfolio for all other states; v. The total investment in obligations of companies within any one Industry shall not exceed 15% of the taxable portion of the respective Portfolio. Compliance with New York Insurance Law Not withstanding to the limitations set forth herein, the Regulation 114 Trust shall at all times remain in compliance with paragraphs (1), (2), (3), (8) and (10) of

4 subsection (a) of section §1404 of the New York Insurance Law, as described in Appendix B. Liquidity The Portfolios shall maintain adequate liquidity on a stand-alone basis to meet their respective obligations under the Reinsurance Agreements, provided further that at least 90% of the Investable Assets in each of the Portfolios shall be invested in securities that are commonly traded in established secondary markets. Reporting The Investment Manager will provide HG Re Ltd. a report for each of the Portfolios to BAM within 10 business days following the end of each calendar quarter containing but not limited to the following: i. A list of all Investable Assets in the Portfolio, ii. The market value on the last business day of such calendar quarter of each Investable Asset in the Portfolio, and iii. Certification that the Investable Assets in the Portfolio comply with these Guidelines. HG Re Ltd. will in turn provide a copy of the aforementioned reports to BAM within 15 business days following the end of each calendar quarter.

5 APPENDIX A GLOSSARY OF TERMS “BAM” – Build America Mutual Assurance Company, a New York domiciled mutual insurance corporation. “Government Sponsored Enterprise” (“GSE”) – A financial services corporation created by the U.S. Congress to enhance the availability of credit and reduce the cost of credit in targeted sections of the economy including agriculture, home finance and education. GSEs include but are not limited to: (i) Federal National Mortgage Association (“FNMA”) and (ii) Federal Home Loan Mortgage Corporation (“FHLMC”). “Industry” – For the purpose of this document, an Industry will be determined with reference to the Bloomberg industry classifications. “Investable Assets” – All cash and securities supervised and directed by HG Re Ltd. pursuant to these Guidelines. “Moody’s” – Moody’s Investor Service. “Portfolio/s” – All of the Investable Assets of the Regulation 114 Trust and/or the Supplemental Trust. “Portfolio Manager/s” – Nationally recognized qualified third party asset manager. “Rating” – For purposes of the Guidelines and limitations contained herein, the rating of each security will be the lesser of the credit rating issued by S&P or Moody’s for Investable Assets that are rated by such agencies. In the event of disparate ratings between S&P and Moody’s, the lower credit rating will be used. If neither S&P nor Moody’s has rated a particular Investable Asset, then the lowest credit rating available from another major rating agency shall be assigned. “Regulation 114 Trust” – All of the Investable Assets of the Regulation 114 Trust established pursuant to the Regulation Trust Agreement dated as of [ ], 2012 entered into by and among BAM (the “Beneficiary”), HG Re Ltd (the “Grantor”) and [trustee]. “Reinsurance Agreements” – The First Loss Reinsurance Treaty Agreement dated as of July 22, 2012. entered into by and between BAM and HG Re Ltd, and the Individual Credit Excess of Loss Facultative Reinsurance Treaty Agreement, dated as of January 15, 2020 (as they may be amended from time to time). “S&P” – Standard & Poor’s Rating Service. “Supplemental Trust” – All of the Investable Assets of the Supplemental Trust, established pursuant to the Supplemental Trust Agreement Agreement dated as of July 22, 2012 entered into by and among BAM (the “Beneficiary”), HG Re Ltd (the “Grantor”) and [trustee].

7 APPENDIX B SECTION 1404 OF THE NEW YORK INSURANCE LAW The types of assets described in paragraphs (1), (2), (3), (8) and (10) of Insurance Law §1404(a) are as follows: Paragraph 1 (Government Obligations). (1) Government obligations. Obligations which are not in default as to principal or interest, which are valid and legally authorized, and which are issued, assumed, guaranteed or insured by: (A) the United States or by any agency or instrumentality thereof, (B) any state of the United States, (C) any territory or possession of the United States or any other governmental unit in the United States, or (D) any agency or instrumentality of any governmental unit referred to in subparagraphs (B) and (C) of this paragraph, provided that obligations to be eligible under this paragraph shall be by law (statutory or otherwise) payable, as to both principal and interest, from taxes levied or by law required to be levied or from adequate special revenues pledged or otherwise appropriated or by law required to be provided for the purpose of such payment, but in no event shall obligations be eligible for investment under this paragraph if payable solely out of special assessments on properties benefited by local improvements. Paragraph 2 (Obligations of American Institutions). (2) Obligations of American institutions. (A) Obligations which are issued by any solvent American institution or which are assumed or guaranteed by any solvent American institution (other than an insurance company) and which are not in default as to principal or interest provided such obligations: (i) are adequately secured by collateral security having a market value not less than the principal amount thereof and have investment qualities and characteristics wherein the speculative elements are not predominant, or (ii) are rated A or higher (or the equivalent thereto) by a securities rating agency recognized by the superintendent, or if not so rated, are similar in structure and in all material respects to other obligations of the same institution which are so rated, or (iii) are insured by one or more authorized insurance companies (other than the investing insurer or any parent, subsidiary or affiliate of such insurer) who are licensed to insure obligations in this state and, after considering

8 such insurance, are rated Aaa (or the equivalent thereto) by a securities rating agency recognized by the superintendent, or (iv) have been given the highest quality designation by the Securities Valuation Office of the National Association of Insurance Commissioners. (B) No investment in or loan upon the obligations of any institution, other than an institution which issues mortgage related securities, and no investment in any one mortgage related security, made pursuant to the provisions of this paragraph shall exceed five per centum of the admitted assets of such insurer as shown by its last statement on file with the superintendent. Paragraph 3 (Preferred or guaranteed shares of American institutions). (3) Preferred or guaranteed shares of American institutions. (A) Preferred or guaranteed shares issued or guaranteed by a solvent American institution if all of the institution's obligations are eligible as investments under item (ii) or (iv) of subparagraph (A) of paragraph two of this subsection. (B) No investment in the preferred or guaranteed shares of any institution made pursuant to the provisions of this paragraph shall exceed two percent of such insurer's admitted assets as shown by its last statement on file with the superintendent. Paragraph 8 (Equity interests). (8) Equity interests. (A) Investments in common shares or partnership interests of any solvent American institution, if: (i) all its obligations and preferred shares, if any, are eligible as investments under this subsection and (ii) such equity interests of any such institution except an insurance company are registered on a national securities exchange, as provided in the Securities Exchange Act of 1934, 15 U.S.C. §§78a-78kk or otherwise registered pursuant to said act and, if so otherwise registered, price quotations therefor are furnished through a nationwide automated quotations system approved by the National Association of Securities Dealers, Inc., provided that an insurer may invest under this paragraph an amount not exceeding one percent of the insurer's admitted assets as shown by its last statement on file with the superintendent even though such equity interests are not so registered and are not issued by an insurance company. (B) Investment limitations.

9 (i) No insurer subject to the provisions of paragraph two of subsection (a) or subsection (b) of section one thousand four hundred three of this article shall invest in or loan upon any one institution's outstanding equity interests an amount exceeding one percent of the insurer's admitted assets as shown by its last statement on file with the superintendent, and (ii) the cost of any investment in equity interests, made pursuant to this paragraph, when added to the aggregate cost of all other investments in equity interests then held pursuant to this paragraph, paragraph six and clause (ii) of subparagraph (A) of paragraph ten of this subsection shall not exceed: (I) in the case of an insurer authorized to make investments under item (i) of this subparagraph except a retirement system organized pursuant to article forty-six of this chapter, the lesser of its surplus to policyholders or ten percent of its admitted assets as shown by its last statement on file with the superintendent, and (II) in the case of a retirement system organized pursuant to article forty-six of this chapter, thirty percent of its admitted assets as shown by its last statement on file with the superintendent. Paragraph 10 (Investment companies). (10) Investment companies. (A) Securities of any investment company registered pursuant to the federal Investment Company Act of 1940, 15 U.S.C. § 802, if such company: (i) invests at least ninety percent of its assets in the types of securities which qualify as a reserve investment pursuant to the provisions of paragraph one, two or three of this subsection or which invest in securities which are determined by the superintendent to be substantively similar to the types of securities set forth in such paragraphs; or (ii) invests at least ninety percent of its assets in the types of equity interests which qualify as a reserve investment pursuant to the provisions of paragraph eight of this subsection. (B) Investment limitations. Investments made by an insurer subject to the provisions of paragraph two of subsection (a) or subsection (b) of section one thousand four hundred three of this article shall not exceed the following limitations: (i) in any investment company qualifying under item (i) of subparagraph (A) hereof, ten percent of such insurer's admitted assets as shown by its last statement on file with the superintendent and the aggregate amount of investment in such qualifying investment companies shall not exceed twentyfive percent of such insurer's admitted assets as shown by its last statement on file with the superintendent; and

10 (ii) in any investment company qualifying under item (ii) of subparagraph (A) hereof, five percent of such insurer's admitted assets as shown by its last statement on file with the superintendent and the aggregate amount of investment in such qualifying investment companies shall be included when calculating the permissible aggregate value of equity interests pursuant to the provisions of subparagraph (B) of paragraph eight of this subsection.